UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2018

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2018, Rent-A-Center, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest V, LP, Engaged Capital Co-Invest V-A, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling (such Engaged entities and Mr. Welling collectively referred to as the “Engaged Group”). This Letter Agreement modified that certain Cooperation Agreement (the “Cooperation Agreement”), dated February 5, 2018, by and among the Company and the Engaged Group.

Pursuant to the Cooperation Agreement, the Engaged Group previously submitted candidates to the Nominating and Corporate Governance Committee (the “Nominating Committee”) to be considered for possible nomination as a director candidate in the Company’s proxy materials for election to the Company’s board of directors (the “Board”) at the Company’s 2018 annual meeting of the stockholders (the “2018 Annual Meeting”), including Ms. Carol McFate. Members of the Nominating Committee interviewed Ms. McFate and confirmed her qualifications to serve on the Board.

The Company and the Engaged Group determined it to be in the best interests of the Company to defer Ms. McFate’s candidacy as a director during the 2018 director election cycle and/or the pendency of the Board’s on-going review of strategic and financial alternatives to maximize stockholder value. Accordingly, the Letter Agreement provides, among other things, that the Engaged Group elected to waive its right under the Cooperation Agreement to put forth Ms. McFate as a potential director nominee for election at the 2018 Annual Meeting.

Pursuant to the Letter Agreement, the Company agreed that at any time prior to the termination of the Cooperation Agreement, the Engaged Group may provide written notice to the Company and the Nominating Committee recommending a director candidate, which may be Ms. McFate, to fill a vacant directorship on the Board; provided such candidate satisfies (or, in the case of Ms. McFate, continues to satisfy) the requirements set forth in the Cooperation Agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated May 25, 2018, by and among Rent-A-Center, Inc., Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest V, LP, Engaged Capital Co-Invest V-A, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: May 29, 2018

	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary